                                                                  EXHIBIT 12





                             JOHNSON CONTROLS, INC.
                       COMPUTATION OF RATIO OF EARNINGS TO
                                  FIXED CHARGES
                              (Dollars in millions)



                                                                                    For the Six Months
                                                                                    Ended March 31, 1998
                                                                                    --------------------
Net income                                                                                $117.8
Provision for income taxes                                                                  92.0
Undistributed earnings of partially-owned affiliates                                        (3.3)
Minority interests in net earnings of subsidiaries                                          11.9
Amortization of previously capitalized interest                                              1.5
                                                                                        --------
                                                                                           219.9
                                                                                        --------

Fixed charges:
     Interest incurred and amortization of debt expense                                     65.8
     Estimated portion of rent expense                                                      17.8
                                                                                        --------
Fixed charges                                                                               83.6
Less:  Interest capitalized during the period                                               (3.5)
                                                                                        --------
                                                                                            80.1
                                                                                        --------

Earnings                                                                                  $300.0
                                                                                        ========


Ratio of earnings to fixed charges                                                           3.6
                                                                                        ========





          For the purpose of computing this ratio, "earnings" consist of (a) income from continuing operations before income taxes (adjusted for undistributed earnings or recognized losses of partially-owned affiliates which are less than 50% owned, minority interests in net earnings of subsidiaries, and amortization of previously capitalized interest), plus (b) fixed charges, minus (c) interest capitalized during the period. "Fixed charges" consist of (a) interest incurred and amortization of debt expense plus (b) the portion of rent expense representative of the interest factor.




                                       17